Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1, of our report dated October 22, 2009 relating to the financial statements, which appears in Amarin Corporation plc's Annual Report on Form 20-F for the year ended December 31, 2008.  We also consent to the reference to us as experts under the heading Independent Registered Public Accounting Firm in such Registration Statement.”

PricewaterhouseCoopers
Dublin, Ireland
December 14, 2009